UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

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THE CHINA FUND, INC.

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

CONTACT:

James Burke

AST Fund Solutions

646-322-0361

jburke@astfundsolutions.com

The China Fund, Inc. Announces Postponement of Annual Meeting of Stockholders

New York, New York, April 19, 2018 – The China Fund, Inc. (NYSE: CHN) (the “Fund”) announced today that the Fund’s annual stockholders meeting (the “Meeting”), originally scheduled to be held Tuesday, March 27, 2018 and subsequently postponed to Thursday, April 26, 2018 has been further postponed to Wednesday, May 23, 2018 at 12:00 noon. The Meeting will be held at the offices of Clifford Chance US LLP, 51 West 52nd Street, New York, New York 10019. Stockholders of record as of February 2, 2018 will be entitled to notice of, and to attend and vote at, the Meeting.

In connection with the postponement, Joe Rogers, Chairman of the Fund, stated “We would like to hold the Meeting as soon as practicable. We hope this postponement will allow sufficient time for a decision in the appeal of our case against City of London Investment Management to be rendered and implemented. If that does not occur by May 23, we may have to postpone the meeting again.”

The Fund also announced that its bylaws were amended effective today to confirm that, as permitted by Maryland law, the Fund can postpone stockholder meetings and can hold its annual stockholder meeting on such date as the Board may select.

Additional Information

This communication may be deemed to be proxy solicitation material. In connection with the Fund’s 2018 Annual Meeting of Stockholders, the Fund filed a definitive proxy statement and other relevant documents, including a form of proxy card, with the SEC on February 5, 2018. The definitive proxy statement and a form of proxy have been mailed to the Fund’s stockholders. Stockholders are urged to read the Fund’s definitive proxy statement and any other documents filed by the Fund with the SEC in connection with the 2018 Annual Meeting because they contain important information.

Investors will be able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the Fund’s definitive proxy statement and proxy card also are available without charge from the Fund’s proxy solicitor, D.F. King, who may be reached toll-free at (800) 207-3156.

The Fund and its directors and President are “participants” in the solicitation of proxies from stockholders of the Fund in connection with the 2018 Annual Meeting. Information regarding those persons is provided in the definitive proxy statement filed by the Fund with the SEC.

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The Fund is a diversified closed-end investment company, which seeks long term capital appreciation primarily through investments in China companies. Shares of the Fund are listed on the New York Stock Exchange under the ticker symbol “CHN.”

For further information regarding the Fund and the Fund’s holdings, please call (888)-CHN-CALL or visit the Fund’s website at www.chinafundinc.com.